                                [THIS COMFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 901(d) OF REGULATIONS S-T]


                                Filed pursuant to Rule 424(b)(3).
                                This pricing supplement relates to
                                Registration Statement Nos. 33-52695
                                and 333-17913.


                Pricing Supplement No. 2 Dated January 10, 1997
                  (To Prospectus Dated December 23, 1996 and
                Prospectus Supplement Dated December 23, 1996)


                            PAINE WEBBER GROUP INC.

                               Multiple Currency
              ---------------------------------------------------
                        Medium-Term Senior Notes, Series C
              ---------------------------------------------------
              Due from Nine Months to 30 Years from Date of Issue
                             (FIXED RATE NOTES)


Designation:                        Medium Term Senior Notes, Series C

Original Issue Date:                January 15, 1997

Principal Amount:                   $20,000,000.00

Interest Rate Basis:                [ ] Commercial Paper Rate
                                    [ ] Prime Rate
                                    [ ] Federal Runds Rate
                                    [x] LIBOR
                                     [x] Telerate Screen Project 3750
                                     [ ] Reuters Screen LIBO Page
                                    [ ] Treasury Rate
                                     2 Year Treasury Constant Maturities
                                    (H.15) Telerate Screen Page 7055

Index Maturity:                     Monthly

Spread:                             1 Month Libor + 11.5

Initial Interest Rate:              1 Month Libor + 11.5/To Be Determined

Regular Record Dates:               15 calendar days prior to Interest payment
                                    Dates

Interest Determination Dates:       Second London Business Day Preceding the
                                    Interest Reset Date

Interest Payment Dates:             Same as interest reset dates

Interest Reset Dates:               The fifteenth day of each month commencing
                                    February 15, 1997

Specified Currency in which         U.S. Dollars
Denominated:

Stated Maturity:                    January 7, 1998

Issue Price (As a Percentage        100%
of Principal Provision):


Redemption and Early                The Note cannot be redeemed prior to Stated
Repayment Provision:                Maturity

Note(s) Represented By:             [x] Global Note
                                    [ ] Certificated note(s)

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